                         ATLANTIC CITY ELECTRIC COMPANY
                 ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                           RESTRUCTURING
                                                                              PRO FORMA
                                                            ACTUAL           ADJUSTMENTS              PRO FORMA
                                                         -----------         -----------             -----------
                               ASSETS

CURRENT ASSETS
      Cash and cash equivalents                          $    75,089         $      --                $   75,089
      Accounts receivable                                    116,178                --                   116,178
      Inventories, at average cost:
          Fuel (coal and oil)                                 24,767                --                    24,767
          Materials and supplies                              29,431                --                    29,431
      Deferred income taxes, net                              17,582                --                    17,582
      Prepaid New Jersey sales & excise taxes                    641                --                       641
      Other prepayments                                        2,991                --                     2,991
                                                         -----------         -----------             -----------
                                                             266,679                --                   266,679
                                                         -----------         -----------             -----------
INVESTMENTS
      Funds held by trustee                                  104,117                --                   104,117
      Other investments                                          112                --                       112
                                                         -----------         -----------             -----------
                                                             104,229                --                   104,229
                                                         -----------         -----------             -----------
PROPERTY, PLANT, and EQUIPMENT
      Electric utility plant                               2,612,539            (125,000)(11)          2,487,539
      Less:  Accumulated depreciation                      1,029,255                --                 1,029,255
                                                         -----------         -----------             -----------
      Net utility plant in service                         1,583,284            (125,000)              1,458,284
      Utility construction work-in-progress                   91,677                --                    91,677
      Leased nuclear fuel, at amortized cost                  32,798                --                    32,798
      Nonutility property, net                                 8,147                --
                                                                                                           8,147
                                                         -----------         -----------             -----------
                                                           1,715,906            (125,000)              1,590,906
                                                         -----------         -----------             -----------
DEFERRED CHARGES AND OTHER ASSETS
      Unrecovered purchased power costs                       43,583                --                    43,583
      Deferred recoverable income taxes                      102,223                --                   102,223
      Unrecovered state excise taxes                          33,204                --                    33,204
      Deferred debt refinancing costs                         27,569                --                    27,569
      Deferred other postretirement benefit costs             34,353                --                    34,353
      Unamortized debt expense                                14,346                --                    14,346
      Other                                                   29,038                --                    29,038
                                                         -----------         -----------             -----------
                                                             284,316                --                   284,316
                                                         -----------         -----------             -----------
TOTAL ASSETS                                             $ 2,371,130         $  (125,000)            $ 2,246,130
                                                         ===========         ===========             ===========

                         ATLANTIC CITY ELECTRIC COMPANY
                 ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                               RESTRUCTURING
                                                                                 PRO FORMA
                                                                   ACTUAL       ADJUSTMENTS           PRO FORMA
                                                                   ------      -------------          ---------
                   CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
      Long-term debt due within one year                        $    76,075     $      --           $    76,075
      Variable rate demand bonds                                     22,600            --                22,600
      Accounts payable                                               36,026            --                36,026
      Taxes accrued                                                  41,405            --                41,405
      Interest accrued                                               14,208            --                14,208
      Dividends payable                                              21,422            --                21,422
      Deferred energy costs                                          35,921            --                35,921
      Current capital lease obligation                               15,636            --                15,636
      Accrued employee separation and
          other merger-related costs                                  6,656            --                 6,656
      Other                                                          26,062            --                26,062
                                                                -----------     -----------         -----------
                                                                    296,011            --               296,011
                                                                -----------     -----------         -----------

DEFERRED CREDITS AND OTHER LIABILITIES
      Deferred income taxes, net                                    343,416         (50,000)(11)        293,416
      Deferred investment tax credits                                41,509            --                41,509
      Long-term capital lease obligation                             17,318            --                17,318
      Pension benefit obligation                                     11,727            --                11,727
      Other postretirement benefit obligation                        45,103            --                45,103
      Other                                                          21,290            --                21,290
                                                                -----------     -----------         -----------
                                                                    480,363         (50,000)            430,363
                                                                -----------     -----------         -----------

CAPITALIZATION
      Common stock: $3.00 par value; shares authorized:
          25,000,000; shares outstanding: 18,320,937                 54,963            --                54,963
      Additional paid-in capital--common stock                      493,007            --               493,007
      Retained earnings                                             176,377         (75,000)(11)        101,377
                                                                -----------     -----------         -----------
          Total common stockholder's equity                         724,347         (75,000)            649,347
      Preferred stock subject to mandatory redemption                23,950            --                23,950
      Preferred stock not subject to mandatory redemption             6,231            --                 6,231
      ACE obligated mandatorily redeemable preferred
          securities of subsidiary trusts holding solely ACE
          debentures                                                 95,000            --                95,000
      Long-term debt                                                745,228            --               745,228
                                                                -----------     -----------         -----------
                                                                  1,594,756         (75,000)          1,519,756
                                                                -----------     -----------         -----------

TOTAL CAPITALIZATION AND LIABILITIES                            $ 2,371,130     $  (125,000)        $ 2,246,130
                                                                ===========     ===========         ===========